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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                      OF

                                   MTL INC.

          The undersigned incorporator hereby executes these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

                                   ARTICLE I

                                     Name


          The name of this corporation shall be:

                                   MTL Inc.

                                  ARTICLE II

                     Principal Office and Mailing Address
                     ------------------------------------

          The address of the principal office and the mailing address of this corporation shall be:

                              3108 Central Drive
                           Plant City, Florida 33566

                                  ARTICLE III

                             Business and Purposes
                             ---------------------

          The general purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act, and any amendments thereto (the "Act"), and in connection therewith, this corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under such Act.

                                  ARTICLE IV

                                 Capital Stock
                                 -------------

          The total number of shares of capital stock of all classes which this corporation shall have the authority to issue is twenty million (20,000,000) shares, of which fifteen million (15,000,000) shares, par value $.01 per share, shall be of a class designated as "Common Stock" and five million (5,000,000) shares, par value $.01 per
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share, shall be of a class designated as "Preferred Stock". The consideration for the issuance of shares of said stock may be paid in any manner permitted by the laws of the State of Florida.

          Each share of common stock shall entitle the holder thereof to one vote at every annual or special meeting of the stockholders of this corporation. There shall be no cumulative voting of the common stock of this corporation.

          Shares of Preferred Stock may be issued from time to time, in one or more series, with such designations, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Florida in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular.

          No holder of shares of this corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive (i) any shares of stock of this corporation of any class, now or hereafter authorized, (ii) any options or warrants for such shares, (iii) any rights to subscribe to or purchase such shares, or (iv) any securities which may at any time or from time to time be issued, sold or offered for sale by this corporation.

                                   ARTICLE V

                    Registered Office and Registered Agent
                    --------------------------------------

          The initial registered office of this corporation shall be located at Schifino & Fleischer, P.A., One Tampa City Center, Suite 2700, 201 N. Franklin Street, Tampa, Florida 33602, and the initial registered agent of this corporation at such office shall be William J. Schifino. This corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

                                  ARTICLE VI

                              Board of Directors
                              ------------------

          The Board of Directors of this corporation shall consist of not less than one (1) nor more than nine (9) members, the exact number of directors to be fixed from time to time by the stockholders or the by-laws. The business and affairs of this corporation shall be managed by the Board of Directors, which may exercise all such powers of this corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done only by the stockholders. A quorum for the

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transaction of business at meetings of the directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Subject to the by-laws of this corporation, meetings of the directors may be held within or without the State of Florida. Directors need not be stockholders. The stockholders of this corporation may remove any director from office at any time with or without cause.

                                  ARTICLE VII

                          Initial Board of Directors
                          --------------------------

          The Initial Board of Directors of this corporation shall consist of five members, such members to hold office until his successors have been duly elected and qualified. The names of the initial directors are as follows:

                               Elton E. Babbitt
                            Charles J. O'Brien, Jr.
                               Donald W. Burton
                           Walter J. Wilkinson, Jr.
                               Joseph L. Carrere

                                 ARTICLE VIII

                                 Incorporator
                                 ------------

          The name and street address of the incorporator making these Articles of Incorporation are:

Name                          Address
----                          -------

William J. Schifino           One Tampa City Center
                              Suite 2700
                              Tampa, Florida 33602

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          IN WITNESS WHEREOF, the undersigned has executed these Articles for the uses and purposes therein stated.



                                  __________________________________________
                                     William J. Schifino, as Incorporator

DATE:  April 18, 1994

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                    ACCEPTANCE OF SERVICE REGISTERED AGENT

                                      FOR

                                   MTL INC.

          The undersigned, William J. Schifino, having been named as registered agent to accept service of process for the above-named corporation, at the registered office designated in the Articles of Incorporation, of said
corporation, hereby agrees and consents to act in that capacity.   The
undersigned is familiar with and accepts the duties and obligations of Section 607.0505, Florida Statutes.

          DATED this 18th day of April, 1994.



                                             ____________________________
                                                  William J. Schifino

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